HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions except per share amounts)

	Three months ended
	October 31, 2006	July 31, 2006	October 31, 2005
Net revenue	$24,555	$21,890	$22,913

Costs and expenses(a):
Cost of sales	18,593	16,472	17,532
Research and development	870	920	859
Selling, general and administrative	2,886	2,830	2,786
Amortization of purchased intangible assets	153	153	136
Restructuring charges	152	5	1,565
In-process research and development charges	--	--	2
Pension curtailment gain	--	--	(199)

Total costs and expenses	22,654	20,380	22,681

Earnings from operations	1,901	1,510	232

Interest and other, net	190	221	132
Gains on investments	14	7	14
Dispute settlement	--	--	3

Earnings before taxes	2,105	1,738	381

Provision for (benefit from) taxes(b)	408	363	(35)

Net earnings	$1,697	$1,375	$416

Net earnings per share:
Basic	$0.62	$0.50	$0.15
Diluted	$0.60	$0.48	$0.14

Cash dividends declared per share	$--	$0.16	$--

Weighted-average shares used to compute net earnings per share:
Basic	2,730	2,768	2,850
Diluted	2,816	2,839	2,908

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$37	$35	$--
Research and development	20	17	--
Selling, general and administrative	84	75	--

Total costs and expenses	$141	$127	$--

(b) Tax benefit from stock-based compensation	$(40)	$(38)	$--

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (In millions except per share amounts)

	Twelve months ended October 31,
	2006	2005
	(Unaudited)

Net revenue	$91,658	$86,696

Costs and expenses(a):
Cost of sales	69,427	66,440
Research and development	3,591	3,490
Selling, general and administrative	11,266	11,184
Amortization of purchased intangible assets	604	622
Restructuring charges	158	1,684
In-process research and development charges	52	2
Pension curtailment gain	--	(199)

Total costs and expenses	85,098	83,223

Earnings from operations	6,560	3,473

Interest and other, net	606	189
Gains (losses) on investments	25	(13)
Dispute settlement	--	(106)

Earnings before taxes	7,191	3,543

Provision for taxes(b)	993	1,145

Net earnings	$6,198	$2,398

Net earnings per share:
Basic	$2.23	$0.83
Diluted	$2.18	$0.82

Cash dividends declared per share	$0.32	$0.32

Weighted-average shares used to compute net earnings per share:
Basic	2,782	2,879
Diluted	2,852	2,909

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$144	$--
Research and development	70	--
Selling, general and administrative	322	--

Total costs and expenses	$536	$--

(b) Tax benefit from stock-based compensation	$(160)	$--

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (In millions)

	October 31, 2006	October 31, 2005
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$16,400	$13,911
Short-term investments	22	18
Accounts receivable	10,873	9,903
Financing receivables	2,440	2,551
Inventory	7,750	6,877
Other current assets	10,681	10,074

Total current assets	48,166	43,334

Property, plant and equipment	6,863	6,451

Long-term financing receivables and other assets	7,276	7,502

Goodwill and purchased intangible assets	20,205	20,030

Total assets	$82,510	$77,317

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$2,705	$1,831
Accounts payable	12,102	10,223
Employee compensation and benefits	3,148	2,343
Taxes on earnings	1,630	2,367
Deferred revenue	4,309	3,815
Accrued restructuring	547	1,119
Other accrued liabilities	11,134	9,762

Total current liabilities	35,575	31,460

Long-term debt	2,490	3,392
Other liabilities	6,301	5,289

Stockholders' equity	38,144	37,176

Total liabilities and stockholders' equity	$82,510	$77,317

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	October 31, 2006	July 31, 2006	October 31, 2005(a)

Net revenue:

Enterprise Storage and Servers	$4,670	$4,133	$4,476
HP Services	4,080	3,888	3,900
Software	349	318	306

Technology Solutions Group	9,099	8,339	8,682

Personal Systems Group	7,823	6,917	7,113
Imaging and Printing Group	7,283	6,234	6,785
HP Financial Services	545	519	514
Corporate Investments	160	155	142

Total Segments	24,910	22,164	23,236
Eliminations of intersegment net revenue and other	(355)	(274)	(323)

Total HP Consolidated	$24,555	$21,890	$22,913

Earnings from operations:

Enterprise Storage and Servers	$502	$296	$404
HP Services	505	364	322
Software	60	13	28

Technology Solutions Group	1,067	673	754

Personal Systems Group	336	275	200
Imaging and Printing Group	1,080	884	896
HP Financial Services	35	35	52
Corporate Investments	(36)	(33)	(35)

Total Segments	2,482	1,834	1,867

Corporate and unallocated costs and eliminations,	(156)	(53)	(131)
excluding stock-based compensation expense
Unallocated costs related to stock-based compensation expense	(120)	(113)	--
Amortization of purchased intangible assets	(153)	(153)	(136)
Restructuring charges	(152)	(5)	(1,565)
In-process research and development charge	--	--	(2)
Pension curtailment gain	--	--	199
Interest and other, net	190	221	132
Gains on investments	14	7	14
Dispute settlement	--	--	3

Total HP Consolidated Earnings Before Taxes	$2,105	$1,738	$381

(a)	Reflects certain fiscal 2006 organizational realignments retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2005, the realignments resulted primarily in revenue and operating profit movement of $5 million or less between ESS and SW segments within TSG. There was no impact to the remaining segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Twelve months ended October 31,
	2006	2005(a)

Net revenue:
Enterprise Storage and Servers	$17,308	$16,717
HP Services	15,617	15,536
Software	1,301	1,061

Technology Solutions Group	34,226	33,314

Personal Systems Group	29,166	26,741
Imaging and Printing Group	26,786	25,155
HP Financial Services	2,078	2,102
Corporate Investments	566	523

Total Segments	92,822	87,835
Eliminations of intersegment net revenue and other	(1,164)	(1,139)

Total HP Consolidated	$91,658	$86,696

Earnings from operations:
Enterprise Storage and Servers	$1,446	$800
HP Services	1,507	1,151
Software	85	(49)

Technology Solutions Group	3,038	1,902

Personal Systems Group	1,152	657
Imaging and Printing Group	3,978	3,413
HP Financial Services	147	213
Corporate Investments	(151)	(174)

Total Segments	8,164	6,011
Corporate and unallocated costs and eliminations,	(331)	(429)
excluding stock-based compensation expense
Unallocated costs related to stock-based compensation expense	(459)	--
Amortization of purchased intangible assets	(604)	(622)
Restructuring charges	(158)	(1,684)
In-process research and development charge	(52)	(2)
Pension curtailment gain	--	199
Interest and other, net	606	189
Gains (losses) on investments	25	(13)
Dispute settlement	--	(106)

Total HP Consolidated Earnings Before Taxes	$7,191	$3,543

(a)	Reflects certain fiscal 2006 organizational realignments retroactively to provide improved visibility and comparability. For fiscal year 2005, the realignments resulted primarily in revenue and operating profit movement of $16 million or less between ESS and SW segments within TSG. There was no impact to the remaining segments.